Exhibit d(4)


                     INCENTIVE STOCK OPTION AGREEMENT- U.S.

         STOCK OPTION AGREEMENT, dated as of ______________, 2002, by and between Genesys, S.A. ("Genesys"), and the grantee, an Employee of the Corporation, whose name appears on the signature page hereof (the "Grantee").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Genesys has adopted the Genesys Stock Incentive Plan (the "Plan") to encourage stock ownership by certain Employees of the Corporation and to provide incentives for such Employees to improve the growth and profitability of the Corporation;

         WHEREAS, subject to the terms of the Plan, the Plan provides for the grant to participants in the Plan of stock options to purchase ADSs and the Board has approved the grant to the Grantee of the number of incentive stock options to purchase ADSs set forth on the signature page hereof on the terms and conditions stated herein;

         WHEREAS, the Grantee and Genesys desire to enter into an agreement to evidence and confirm the grant of such stock options on the terms and conditions set forth herein and;

         WHEREAS, all capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

         NOW, THEREFORE, to evidence the stock options so granted, and to set forth the terms and conditions governing such stock options, Genesys and the Grantee hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

         (a) "Covered Options" shall have the meaning set forth in Section 4(b) hereof.

         (b) "Exercise Date" shall have the meaning set forth in Section 5 hereof.

         (c) "Exercise Price" shall have the meaning set forth in Section 5 hereof.

         (d) "Exercise Shares" shall have the meaning set forth in Section 5 hereof.

         (e) "Grant Date" shall mean the date hereof, which is the date on which the Options are granted to the Grantee.

         (f) "Grantee" shall have the meaning set forth in the introductory paragraph hereto.

         (g) "Option Award" shall mean, collectively, the Options granted to the Grantee pursuant to this Agreement.

         (h) "Option" shall mean the right granted to the Grantee pursuant to this Agreement to purchase ADSs, subject to the terms and conditions hereof. The number of Options granted to the Grantee pursuant to this Agreement is set forth on the signature page hereof. An Option can only be exercised in full and, accordingly, an Option cannot be exercised for less than two (2) ADSs, provided, however, that if on the Exercise Date of an Option the Grantee is a Restricted Participant, the Grantee shall receive one (1) share of Common Stock in respect of such Option, in lieu of two (2) ADSs, in accordance with paragraph (e) of
Article VIII herein and Section 5(c) herein.

         (i) "Option Price" shall mean, with respect to each Option, the exercise price specified in Section 2(b) hereof at which the Grantee may purchase two (2) ADSs.

         (j) "Rule 144" shall mean Rule 144 promulgated under the Securities
Act.

         2. Grant of Options.

         (a) Confirmation of Grant. Genesys hereby evidences and confirms its grant to the Grantee, effective as of the date hereof, of the Option Award. The Options are intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

         (b) Option Price. With respect to each Option, the Option Price shall be $ _______.

         3. Exercisability. The Option Award shall become exercisable in installments as follows: (x) with respect to 10% of the Options covered thereby on the first anniversary of the Grant Date and (y) with respect to an additional 7.5% of the Options covered thereby on the last day of each of the eleven calendar quarters immediately following the first anniversary of the Grant Date and (z) with respect to the remaining 7.5% of the Options covered thereby on the fourth anniversary of the Grant Date; provided in the case of each such installment, that (I) the Grantee remains in the continuous employment of the Corporation from the Grant Date through the applicable vesting date, (II) no Option shall be exercisable after the Normal Expiration Date and (III) each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the applicable Option Agreement.

         4. Termination of Options.

         (a) Normal Expiration Date. Subject to the terms of the Plan and
Section 4(b) herein, the Options shall terminate and be canceled on the Normal Expiration Date.

         (b) Early Termination. In the event of a Termination of the Grantee for any reason prior to the Normal Expiration Date, any Options held by the Grantee as of the effective date of such Termination that have not become exercisable in accordance with Section 3 hereof or the terms of the Plan on or prior to such effective date shall automatically terminate and be canceled immediately upon such Termination, unless otherwise provided below. All Options held by the Grantee as of the effective date of such Termination that have become exercisable in accordance with Section 3 hereof or the terms of the Plan on or prior to such effective date (such Options, the "Covered Options") shall remain exercisable until the earlier of the Normal Expiration Date and whichever of the following periods is applicable, and if not exercised within such period, shall automatically terminate and be canceled upon the expiration of such period: (i) upon a Termination by reason of Grantee's Disability the first anniversary of such Disability(ii) upon a Termination as a result of death, the six-month anniversary of the date of the Grantee's death, and (iii) upon a Termination for any reason other than (A) the Grantee's death or Disability or (B) a Termination for Cause, the ninetieth (90th) day after the Grantee's Termination. Notwithstanding anything else contained in this Agreement, in the event of a Grantee's Termination for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate and be canceled immediately upon such Termination. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Corporation or to interfere with or limit in any way the right of the Corporation or any Affiliate to Terminate the Grantee at any time.

         5. Manner of Exercise. (a) To the extent that any outstanding Options shall have become and remain vested and exercisable as provided in Sections 3 and 4 and subject to such reasonable administrative regulations as the Board may have adopted, such Options may be exercised by notice to Genesys' Chief Human Resources Officer, in writing no less than 3 business days prior to the date as of which the Grantee will so exercise the Options (the "Exercise Date"), specifying the number of Options being exercised (the "Exercise Options"), the effective date of the proposed exercise, the proposed form of payment and the aggregate Option Price for such Exercise Options. On or before the Exercise Date, the Grantee shall deliver to Genesys full payment for the Exercise Options by check or wire transfer, or in immediately available funds in an amount equal to the product of the number of Exercise Options, multiplied by the Option Price (collectively, the "Exercise Price") and (ii) subject to Section 5(b) and
Section 5(c), Genesys shall issue the ADR representing the ADS or ADSs purchased upon exercise in the name of the Grantee as soon as practicable following the Exercise Date. Genesys may require the Grantee to furnish or execute such other documents as Genesys, shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities law or any other applicable law.

         (b) Notwithstanding anything herein to the contrary, Genesys may, in lieu of delivering ADRs representing the ADSs covered by the Exercise Options to the Grantee, return to the Grantee the Exercise Price tendered for the Exercise Options and pay to the Grantee an additional amount equal to the excess of (i) the Fair Market Value, as of the determination date, of such ADSs over (ii) the Exercise Price.

         (c) Notwithstanding anything herein to the contrary, if on the Exercise Date of an Option the Grantee is a Restricted Participant, the Grantee shall receive one (1) share of Common Stock in lieu of two (2) ADSs in respect of each exercised Option.

         6. No Rights as Stockholder. The Grantee shall have no voting or other rights as a holder of ADSs or shares of Common Stock of Genesys covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to the Grantee for the ADR representing such ADSs or for shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         7. Miscellaneous.

         (a) Notices. All Notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to Genesys or the Grantee, as the case may be, at the following addresses or to such other address as the Corporation or the Grantee, as the case may be, shall specify by notice to the others:

         (i) if to Genesys, to it at:

             954 Avenue Jean-Mermoz
             34000 Montpellier, France

             Attn:  Chief of Human Resources

         (ii) if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent. Copies if any notice or other communication given under this Agreement shall also be given to:

               Cleary, Gottlieb, Steen & Hamilton
               1 Liberty Plaza
               New York, NY  10006
               Attn: Deborah E. Kurtzberg

         (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

         (c) Waiver; Amendment.

     (i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver or such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

     (ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and Genesys.

         (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Genesys or the Grantee without the prior written consent of the other parties.

         (e) Incorporation of Plan. All terms and provisions of the Plan are incorporated herein and made part hereof as if state herein. If an provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern.

         (f) Applicable Law. The Plan and all awards made thereunder shall be governed by the laws of the State of New York without reference to principles of conflict of laws which would require application of the law of another jurisdiction.

         (g) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         (i) Acknowledgements and Consent. The Grantee hereby acknowledges and agrees that: (i) the Plan is discretionary and may be suspended or terminated by the Corporation at any time; (ii) the grant of Options does not create any right to receive future Options, or benefits in lieu of Options; (iii) the value of the Options is outside the scope of the Grantee's employment contract, if any, and the grant of Options is not for labour performed; (iv) participation in the Plan is voluntary; (v) the future values of the Common Stock and ADSs are unknown and cannot be predicted with certainty; (vi) the Options are not part of remuneration for purposes of any compensation on termination of employment, severance payments, indemnities or end of service payments or benefits of any nature; (vii) the vesting of the Options ceases upon termination of employment, whether wrongful or for any other reason, except as provided in the Plan or this Agreement, and neither Genesys nor any of its affiliates is required to compensate the Grantee for any financial loss (including taxes, social security premiums and lost capital gain) as a result of the expiration of Options or the early exercise thereof on any such termination of employment; and (viii) the grant of any Options does not give rise to additional obligations for any Genesys affiliate which employs the Grantee. If, notwithstanding the foregoing, any contractual (employment or otherwise) claim is found to have arisen, then the Grantee, by accepting this Agreement or the Options, shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

         In addition, Genesys, its affiliates and any third party service providers may need to collect and use information about employees for the purpose of the grant and exercise of Options, of administering the Plan, and to comply with tax, reporting and disclosure obligations under applicable laws and regulations. Such information is from time to time transferred between affiliates of Genesys (including Genesys) and to such third party service providers to achieve these objectives. By accepting this Agreement or the Options, the Grantee is affirming the Grantee's consent to the collection, processing, disclosure and transfer of the Grantee's personal information for these purposes.

         IN WITNESS WHEREOF, Genesys and the Grantee have executed this Agreement as of the date first above written.

                                         GENESYS S.A.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         THE GRANTEE:

                                         By:
                                             ----------------------------------

                                         Address of the Grantee:



Number of Options granted
to the Grantee pursuant to
this Agreement:


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